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                                                                    EXHIBIT 99.1



                 COMMERCE ONE REPORTS FIRST QUARTER 2001 RESULTS

     REVENUES INCREASE 386% YEAR OVER YEAR TO $170.3 MILLION; NET OPERATING
         LOSS PER SHARE OF $.11; COMPANY ADOPTS STOCKHOLDER RIGHTS PLAN

       COMMERCE ONE NOW POWERS 157 E-MARKETPLACES AND 567 TOTAL CUSTOMERS

PLEASANTON, CALIF. - APRIL 19, 2001 - Commerce One, Inc. (Nasdaq - CMRC), the e-marketplace company, today announced financial results for the quarter ended March 31, 2001.

Revenues for the current quarter totaled $170.3 million, an increase of 386 percent over revenues of $35.0 million for the quarter ended March 31, 2000.

Operating loss for the first quarter of 2001, excluding acquisition related costs, interest, taxes and other non-cash charges, was $25.5 million, or $0.11 per share, as compared to $14.0 million, or $0.09 per share, for the corresponding quarter in 2000.

Including amortization of goodwill and other charges, the net loss for the current quarter was $228.5 million, or $1.02 per share, as compared with a net loss of $43.6 million, or $0.29 per share, for the corresponding quarter in 2000.

"We believe the current pressure to improve productivity and profits plays directly into our value proposition as the e-marketplace company," said Mark Hoffman, chairman and chief executive officer of Commerce One. "This is what is driving the demand for public and private e-marketplaces, and we believe Commerce One is in the sweet spot to fulfill this demand."

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QUARTERLY HIGHLIGHTS

Commerce One achieved the following milestones during the first quarter of 2001:

- Commerce One added 63 new customers for the quarter, bringing the total customer count to 567 (excluding SAP customers who have received shipments of Enterprise Buyer, the joint procurement solution).

- Commerce One's Global Trading Web, the world's largest B2B trading community, continued its rapid expansion and today includes 157 e-marketplaces, 80 of which are currently operational.

- Commerce One extended its global leadership position with a number of new e-marketplaces including ChinaEB, Japan e-Market and Westdeutsche Landesbank (WestLB) in Germany. Also, Commerce One and SAPMarkets announced several new joint customers including Eutilia (pan-European), IBS (Russia), IWayTrade (Portugal), Swisscom (Switzerland) and TPSA (Poland).

- Commerce One and SAPMarkets delivered their joint solutions, MarketSet(TM) and Enterprise Buyer(TM). The joint solutions combine the Commerce One MarketSite operating environment with e-procurement, supply chain, product planning and analysis applications from SAP and SAPMarkets.

- Commerce One announced the fourth generation of MarketSite, the e-marketplace operating environment. MarketSite supports interoperability between e-marketplaces, making possible the Global Trading Web.

- Commerce One announced a definitive agreement to acquire Exterprise, whose technology is expected to accelerate the creation and integration of custom marketplace applications based on MarketSite. These applications will support cross-business-unit and multi-enterprise process automation, a key facet of industrial, regional and especially enterprise e-marketplaces. The Exterprise acquisition is subject to customary closing conditions and is expected to close in the second quarter of 2001.

- Commerce One announced the formal launch of Commerce One Global Services, which offers strategic consulting, software and services to facilitate the rapid adoption, deployment and implementation of global e-marketplaces.

In addition, Commerce One today announced that its Board of Directors adopted a Stockholders' Rights Plan. The plan is designed to assure stockholders fair value in the event of a future unsolicited business combination or similar transaction involving the company. The plan was not adopted in response to any attempts to acquire the company, and the company is not aware of any such efforts.

Under the plan, Commerce One will issue a dividend of one right for each share of common stock of the company held by stockholders of record as of the close


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of business on April 30, 2001. The rights will initially trade with Commerce
One's common stock. Each right will entitle stockholders to purchase a fractional share of Commerce One's preferred stock for an exercise price of $70. However, the rights are not immediately exercisable and will generally become exercisable if a person or group acquires beneficial ownership of 15 percent or more of Commerce One's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15 percent or more of Commerce One's common stock. The rights will become exercisable by holders, other than the unsolicited third party acquirer, for shares of Commerce One or of the third party acquirer having a value of twice the right's then-current exercise price. The rights are redeemable by Commerce One and will expire on April 30, 2011.

Further details of the plan will be described in filings with the Securities and Exchange Commission and in a letter that will be mailed to stockholders as of the record date.

ABOUT COMMERCE ONE

Commerce One is the e-marketplace company. Through its software, services and Global Trading Web of interconnected business communities, Commerce One enables worldwide commerce on the Internet. With headquarters in Pleasanton, California and offices around the world, Commerce One can be reached by phone at (800) 308-3838 or (925) 520-6000 or via the Internet at www.commerceone.com.

FORWARD LOOKING STATEMENTS
The foregoing paragraphs include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the market leadership of Commerce One as the provider of e-commerce solutions, the continuing demand for e-marketplace solutions and Commerce One's position to provide e-marketplace solutions that allow its customers and affiliates to realize cost savings and gain opportunities. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Commerce One are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, potential volatility of quarterly operating results, reduction in demand for software products and services, pricing pressures, unexpected expenses, the ability of Commerce One to successfully implement its expansion plans, delays in developing or shipping new versions of our e-marketplace solutions, the possibility that e-marketplace solutions offered may not meet user expectations, the extent of customer adoption and utilization of the solutions provided, unexpected delays or difficulties in completing acquisitions, operational difficulties including unexpected delays integrating acquired companies, risks related to the World Wide Web, general economic conditions, intense and increasing competition in the market and volatility of the stock market. For a discussion of these and other risk factors that could affect Commerce One's business, see "Risk Factors" in Commerce One's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.


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Copyright 2001 (C) Commerce One, Many Markets. One Source. Global Trading Web,
BuySite, MarketSite, Global Trading Platform, Common Business Library, XML Development Kit, XML Commerce Connector, MarketSite Builder, and SupplyOrder are either trademarks or registered trademarks of Commerce One, Inc. Enterprise Buyer and MarketSet are trademarks of Commerce One, Inc. and SAPMarkets, Inc. All other company, product, and brand names are trademarks of their respective owners.

CONTACT:
John Biestman
Investor Relations
(925) 520-5440
john.biestman@commerceone.com

Katie O'Connell
Public Relations
(925) 520-6094
katie.oconnell@commerceone.com

Caroline Hacker
Horn Group
(415) 905-4016
chacker@horngroup.com